UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 17, 2008

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Third Avenue, New York, New York		10016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2008, the Board of Directors (the "Board") of Loral Space & Communications Inc. ("Loral" or the "Company") approved amendments to certain of Loral’s existing plans and agreements that provide for nonqualified deferred compensation primarily in order to bring them into documentary compliance with Section 409A of the Internal Revenue Code ("Section 409A") before December 31, 2008 as required by the IRS. The following is a description of the plans as amended.

Amended and Restated Severance Plan for Officers

Loral’s severance policies for its employees, including officers, which were originally adopted in June 2006, were amended and restated effective December 17, 2008. The policy applicable to officers, which is subject to overriding terms in any employment agreement, applies to officers of the Company at the Vice President level and above who are designated as eligible by the plan administrator. The policy provides for severance benefits upon the termination of an eligible officer’s employment by the Company without cause. Severance benefits will be provided at different levels, depending on the seniority and length of service of the officer when termination occurs.

Cash Severance

An eligible officer with the title of Chief Executive Officer ("CEO"), President, Chief Operating Officer, Chief Financial Officer or Executive Vice President (a "Category I Participant") will be entitled to cash severance payments aggregating to the sum of (x) twelve months’ pay (defined as base salary plus average annual incentive bonus compensation paid over the last two years of employment) and (y) twelve months’ base salary. The officer will receive an initial lump sum payment within twenty days of termination, not subject to mitigation, equal to the greater of (A) six months’ pay and (B) the sum of three months’ pay plus two weeks’ base salary for every year of service with the Company plus one twelfth of two weeks’ base salary for every month of service with the Company in excess of the officer’s full years of service with the Company. If the officer is unemployed after six months (or if the officer is employed at a rate of pay that is less than his rate of pay immediately prior to termination), the remainder of his cash severance (the "Remainder") will be paid in biweekly installments over eighteen months beginning on the six-month anniversary of termination, the first thirteen payments, if any, aggregating to the lesser of six months’ pay and such Remainder, and the next twenty-six payments, if any, aggregating to the lesser of one year’s base salary and the excess of the Remainder over six months’ pay. In all events, the Remainder is subject to reduction by any amount of compensation then being received by the officer from other employment (including self-employment).

An eligible officer with the title of Vice President (a "Category II Participant") will be entitled to cash severance payments aggregating to the sum of six months’ pay plus two weeks’ base salary for every year of service with the Company plus one twelfth of two weeks’ base salary for every month of service with the Company in excess of the officer’s full years of service with the Company. The officer will receive an initial lump sum payment within twenty days of termination, not subject to mitigation, equal to the sum of three months’ pay plus two weeks’ base salary for every year of service with the Company plus one twelfth of two weeks’ base salary for every month of service with the Company in excess of the officer’s full years of service with the Company. If the officer is unemployed after three months (or if the officer is employed at a rate of pay that is less than his rate of pay immediately prior to termination), the Remainder will be paid in biweekly installments over twelve weeks beginning on the three-month anniversary of the termination, subject to reduction by any amount of compensation then being received by the officer from other employment (including self-employment).

Accelerated Vesting of Equity Awards

If a terminated officer has outstanding unvested stock options or other equity or incentive compensation awards that provide for less than 100% vesting upon such a termination, such officer will vest (x) with respect to time-vested awards, in the next full tranche that would have vested on the next vesting date for such awards, and (y) with respect to performance-vested awards, in that portion of such awards that would have vested during the twelve months following such termination based on the actual achievement of the applicable performance thresholds. If such termination occurs within six months following a major corporate transaction, acquisition or divestiture, however, the terminated officer will be entitled to full vesting of his unvested awards, unless the plan administrator determines that such termination is not the result of such corporate transaction, acquisition or divestiture.

Continuing Benefits

A terminated officer will also be entitled to continued participation in the Company’s medical, prescription, dental and vision insurance coverage. The officer may elect to participate in the Company’s Retiree Medical Plan by electing to receive benefits from the Retirement Plan of Space Systems/Loral, Inc., and such participation shall continue for so long as the officer is covered under other medical insurance coverage (such as COBRA) and has not allowed such coverage to lapse. Alternatively, the officer may elect COBRA continuation coverage, and, during the "severance period," the officer will be obligated to contribute to the premium at the same rate as other corporate employees, and the Company subsidy shall continue until the officer becomes eligible for coverage under another plan. The term "severance period" for purposes of insurance continuation means, for a Category I Participant, twenty-four months, and for a Category II Participant, three calendar months plus the number of full calendar months of pay and/or base salary, and one additional calendar month for any partial calendar month of base salary, constituting the Category II Participant’s Remainder, as described above. During the "severance period," the officer will also be entitled to continued Company-provided executive life insurance benefits, to the extent the officer was receiving such benefits prior to his termination.

The Company’s named executive officers participate in the severance policy as Category I or Category II Participants, except that Mr. Targoff is not currently eligible because he currently has an employment agreement with the Company which governs his severance benefits.

The above description of the severance policy is not intended to be complete and is qualified in its entirety by reference to the full text of the policy attached to this report as Exhibit 10.1.

Management Incentive Bonus Program

The Loral Space Management Incentive Bonus Program commits to writing as required by Section 409A Loral’s existing bonus program. This program provides for certain eligible employees of Loral’s corporate office and subsidiaries, including its named executive officers, the opportunity to earn year-end bonuses based on the Company’s fiscal-year performance.

With respect to a given fiscal year, the Compensation Committee of the Board (the "Committee"), with the advice of the CEO, will establish the eligibility criteria, maximum bonus levels for participants and performance targets that will be applicable, if any. All or part of any bonus may be discretionary or based on individual performance.

The level of achievement of the performance targets will be determined following the end of the applicable fiscal year by the Committee and/or the CEO, depending upon the seniority level of the participant. The receipt of a bonus is generally subject to the participant’s remaining employed on the scheduled payment date, provided that the preceding rule does not generally apply in the event that a participant is terminated involuntarily without cause after six months of service during the applicable fiscal year. The CEO and the Compensation Committee, however, retain discretion to disqualify any participants, even if the participants satisfy the preceding conditions.

Bonuses will be paid within two and one half months following the end of the applicable fiscal year, generally in a cash lump sum. The Committee or the CEO may, however, in its or his discretion, settle the payment of bonuses in shares of Company common stock pursuant to the Company’s 2005 Stock Incentive Plan.

The above description of the Management Incentive Bonus Program is not intended to be complete and is qualified in its entirety by reference to the full text of the policy attached to this report as Exhibit 10.2.

Space Systems/Loral, Inc. Supplemental Executive Retirement Plan

The amended and restated Space Systems/Loral, Inc. Supplemental Executive Retirement Plan (the "Pension SERP"), which was established in 1996, is an "excess benefit plan" to offset certain limitations imposed by the Internal Revenue Code on benefits received under the Company’s qualified defined benefit pension plan (the "Qualified DB Plan"). Each of the Company’s named executive officers participates in the Pension SERP. The Pension SERP is an unfunded plan.

A participant will vest in his benefit under the Pension SERP immediately upon his death while in active service. Otherwise, a participant vests after completing 10 years of service, or if he was hired at or after age 60, after completing five years of service. Vesting status notwithstanding, a participant will forfeit his right to any benefits under the Pension SERP if, either before or after he begins receiving a benefit, he engages in activity constituting cause, and any payment theretofore made to the participant will be subject to recoupment by the Company.

A participant’s benefit payable under the Pension SERP will be an annuity with a present value equal to the benefit that would be payable to him under the Qualified DB Plan irrespective of any limitations under the Internal Revenue Code, reduced by the benefit actually payable under the Qualified DB Plan after application of such limitation. Any post-termination bonus received by a participant under the Company’s Management Incentive Bonus Program in respect of a year in which the participant (1) made maximum permitted voluntary contributions under the Qualified DB Plan and (2) was laid off will be taken into account in calculating the benefit payable pursuant to the Pension SERP, if the bonus was not credited as compensation under the Qualified DB Plan. A participant will commence receiving annuity payments on the later of the first day of the calendar month coincident with or immediately following the participant’s 55th birthday and the first day of the calendar month that is six months after the date of the participant’s separation from service.

Before the annuity starting date, a participant may elect to receive either a single life annuity or a 50% joint and survivor annuity. (The former is the default for unmarried individuals, and the latter is the default for married individuals.)

Certain of the provisions described above are different in the event a participant makes application prior to January 1, 2009, to begin receiving benefits under the Qualified DB Plan. None of the Company’s named executive officers has made such an application or is expected to do so prior to such date.

The above description of the Pension SERP is not intended to be complete and is qualified in its entirety by reference to the full text of the policy attached to this report as Exhibit 10.3.

Loral Savings Supplemental Executive Retirement Plan

The amended and restated the Loral Savings Supplemental Executive Retirement Plan (the "Savings SERP"), which was established in 2006, is an "excess benefit plan" to offset certain limitations imposed by the Internal Revenue Code on benefits received under the Company’s qualified defined contribution plan (the "Qualified DC Plan"). The Savings SERP is applicable only to certain employees hired or rehired by the Company on or after July 1, 2006 (because such individuals are ineligible to participate in the Pension SERP). None of the Company’s named executive officers participates in the Savings SERP; however, an individual who is hired in the future and who becomes a named executive officer may be eligible to participate in the Savings SERP at such time. The Savings SERP is an unfunded plan.

The Savings SERP does not allow for employee contributions; only employer contributions are permitted. A participant in the Savings SERP will accrue a benefit with respect to a given calendar year only if his benefit accrued under the Qualified DC Plan was limited because his base salary exceeded the applicable Internal Revenue Code limits and he made the maximum dollar amount allowed under the Internal Revenue Code with respect to voluntary contributions under the Qualified DC Plan for such year.

For each calendar year, each participant will be eligible to receive in his Savings SERP account a matching contribution and a retirement contribution, each equal to the rate for each such contribution under the Qualified DC Plan, such rate to be applied only to such participant’s compensation that exceeds the maximum amount that may be taken into account under the Qualified DC Plan for such year. Participants may make investment elections for the amounts credited to their notional accounts under the Savings SERP. The investment funds offered under the Savings SERP are the same as those offered under the Qualified DC Plan.

A participant will vest in his benefit under the Savings SERP immediately upon his death while in active service. Otherwise, a participant vests after completing 10 years of service, or if he was hired at or after age 60, after completing five years of service. Vesting status notwithstanding, a participant will forfeit his right to any benefits under the Savings SERP if, after he begins receiving a benefit, he engages in activity constituting cause, and any payment theretofore made to the participant will be subject to recoupment by the Company.

A participant’s accrued benefit under the Savings SERP is payable in cash in a lump sum within 90 days following the later of the participant’s 55th birthday and his separation from service with the Company.

The above description of the Savings SERP is not intended to be complete and is qualified in its entirety by reference to the full text of the policy attached to this report as Exhibit 10.4.

Item 9.01 Financial Statements and Exhibits.

10.1 Loral Space & Communications Inc. Severance Policy for Corporate Officers (Amended and Restated as of December 17, 2008) (Management Compensation Plan)

10.2 Loral Space Management Incentive Bonus Program (Adopted as of December 17, 2008) (Management Compensation Plan)

10.3 Amended and Restated Space Systems/Loral, Inc. Supplemental Executive Retirement Plan (Amended and Restated as of December 17, 2008) (Management Compensation Plan)

10.4 Loral Savings Supplemental Executive Retirement Plan (Amended and Restated as of December 17, 2008) (Management Compensation Plan)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

December 23, 2008	By:	Avi Katz

Name: Avi Katz
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Loral Space & Communications Inc. Severance Policy for Corporate Officers (Amended and Restated as of December 17, 2008) (Management Compensation Plan)
10.2	Loral Space Management Incentive Bonus Program (Adopted as of December 17, 2008) (Management Compensation Plan)
10.3	Amended and Restated Space Systems/Loral, Inc. Supplemental Executive Retirement Plan (Amended and Restated as of December 17, 2008) (Management Compensation Plan)
10.4	Loral Savings Supplemental Executive Retirement Plan (Amended and Restated as of December 17, 2008) (Management Compensation Plan)